neonode

December 8, 2011

Forward Looking Statements

neonode

The statements contained in this presentation and made by the presenters contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, market and sales growth, financial results, margin growth, revenue guidance, expected earnings and cash flow, and use of free cash flow. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements. These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current report on Form 8-K. Prospective investors are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this presentation and made by the presenters are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.

neonode

Financial Highlights

Financial Outlook

9 Months Revenues Y/Y


(US$ in millions)
3
2
1
0
487% CAGR
$0.4
$2.1
2010
2011

Revenue Guidance


(US$ in millions)
30
20
10
0
217% CAGR
$6.0
$18.0 – 20.0
2011E
2012E

- Significant top line growth targeting 95%+ gross margins
- EBITDA positive in Q4 2011
- Guiding towards $18 – 20 million in revenues for 2012
- Cash flow positive in H1:2012